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                                                                     EXHIBIT 11

                            GATEWAY BANCSHARES, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

The following tabulation presents the calculation of basic and diluted earnings per common share for the three month period ended September 30, 1999 and 1998.


                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                ------------------         -----------------
                                                   SEPTEMBER 30               SEPTEMBER 30
                                                   ------------               ------------
                                                1999          1998          1999          1998
                                                ----          ----          ----          ----

Basic net income                             $  187,875    $   66,763    $  295,313    $  162,865
                                             ==========    ==========    ==========    ==========

Basic earnings on common shares              $  187,875    $   66,763    $  295,313    $  162,865
                                             ==========    ==========    ==========    ==========

Weighted average common shares
         outstanding - basic                    679,048       679,048       679,048       679,048
                                             ==========    ==========    ==========    ==========

Basic earnings per common share              $      .28    $      .10    $      .43    $      .24
                                             ==========    ==========    ==========    ==========

Basic net income per common share            $      .28    $      .10    $      .43    $      .24
                                             ==========    ==========    ==========    ==========


Diluted net income                           $  187,875    $   66,763    $  295,313    $  162,865
                                             ==========    ==========    ==========    ==========

Diluted earnings on common shares            $  187,875    $   66,763    $  295,313    $  162,865
                                             ==========    ==========    ==========    ==========

Weighted average common shares
         outstanding - diluted                  679,377       679,048       679,377       679,048
                                             ==========    ==========    ==========    ==========

Diluted earnings per common share            $      .28    $      .10    $      .44    $      .24
                                             ==========    ==========    ==========    ==========

Diluted net income per common share          $      .28    $      .10    $      .44    $      .24
                                             ==========    ==========    ==========    ==========


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